UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: March 26, 2007 (Date of earliest event reported)
DigitalTown, Inc. (Exact name of registrant as specified in its charter)

MN (State or other jurisdiction of incorporation)	000-27225 (Commission File Number)	411427445 (IRS Employer Identification Number)

11974 Portland Ave, Burnsville (Address of principal executive offices)		55337 (Zip Code)
952-890-2362 (Registrant's telephone number, including area code)

BDC Capital, Inc. (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events

On April 4, 2007, the Company retained Stifel, Nicolaus and Company, Incorporated as financial advisor to assist the company in its mission of developing a nationwide network of online communities for high school alumni, boosters and students. As financial advisor, Stifel Nicolaus will assist the company in creating strategic opportunities, including but not limited to, the development and evaluation of possible acquisitions, joint ventures or other strategic relationships or transactions. There can be no assurances that a transaction will result from this process and the company does not intend to disclose developments regarding the process unless and until the company's Board of Directors has approved a specific transaction or as required by federal securities laws.

SIGNATURES

Dated: April 5, 2007	DIGITALTOWN, INC By: /s/ Richard Pomije Richard. Pomije, CEO